Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE DISTRIBUTION

DECEMBER 8, 2005

SUBJECT: FINANCIAL RESULTS

Contact:	Peter Zentz
Corporate Communications Manager
or
Frank Dunne, Vice President, CFO & Treasurer
(508) 563-1000

Benthos Announces Fourth Quarter and Fiscal 2005 Results

NORTH FALMOUTH, MASSACHUSETTS, DECEMBER 8, 2005…BENTHOS, INC. (NASDAQ: BTHS) today reported financial results for the fourth quarter and the fiscal year ended September 30, 2005. Net sales for the quarter were $6,464,000, an increase of 6.2% over net sales of $6,086,000 in the fourth quarter of the previous fiscal year. Gross profit for the quarter was $2,878,000 or 44.5% of net sales, compared to $2,449,000 or 40.2% of net sales in the fourth quarter of fiscal year 2004.

Net income for the quarter was $2,326,000 or $1.04 per diluted share, compared to net income of $441,000, or $.29 per diluted share, in the fourth quarter of fiscal year 2004. Net income for the quarter included $2,000,000 resulting from the Company’s reduction of a valuation reserve against its deferred tax asset that affected the Company’s (benefit) provision for income taxes. The net income for the quarter would have been $326,000 or $0.15 per diluted share without the effects of the reduction of the valuation reserve against the deferred tax asset.

Net sales for the fourth quarter of fiscal year 2005 in the TapTone Package Inspection Systems Division were $2,420,000, a 44.0% increase over net sales of $1,680,000 in the fourth quarter of fiscal year 2004. In the Undersea Systems Division, net sales were $4,044,000, an 8.2% decrease compared to net sales of $4,406,000 for the same period last fiscal year, primarily due to timing of deliveries. The fourth quarter of fiscal year 2004 included a large shipment of acoustic modems.

Net sales for the entire Company for fiscal year 2005 were $24,095,000, an increase of 21.4% as compared to $19,850,000 for last year. For the full fiscal year 2005, net sales in the TapTone Package Inspection Systems Division increased by 26.5% to $8,707,000 as compared with last fiscal year’s net sales level of $6,884,000. For the full fiscal year 2005, net sales in the Undersea Systems Division increased by 18.7% to $15,388,000 as compared to $12,966,000 in fiscal year 2004.

Gross Profit for fiscal year 2005 was $10,578,000, an increase of 31.2% as compared to $8,062,000 in fiscal year 2004. Income from operations for fiscal year 2005 was $1,746,000 or 7.2% of net sales, compared to $918,000 or 4.6% of net sales for fiscal year 2004.

The net income for fiscal year 2005 was $3,274,000 or $1.60 per diluted share, compared to net income of $674,000 or $0.47 per diluted share for fiscal year 2004. Net income for fiscal year 2005 included $2,000,000 resulting from the Company’s reduction of a valuation reserve described above. The net income for fiscal year 2005 would have been $1,274,000 or $0.70 per diluted share, an increase of 89.0% in net income and an increase in earnings per diluted share of 48.9% without the effects of the reduction of the valuation reserve against the deferred tax asset.

Commenting on today’s announcement, Ronald L. Marsiglio, Benthos President and CEO, said, “We are very pleased with the improved results of fiscal year 2005 and we again thank the entire Benthos team for its efforts that made the year over year improvement of $828,000 in income from operations possible. A key contributor to improved profitability has been increased gross profits as a percent of net sales, which improved to 43.9% for fiscal year 2005 compared to 40.6% and 37.0 % in fiscal years 2004 and 2003, respectively. Furthermore, our balance sheet is extremely strong, especially the cash position of $9,506,000.”

“The 26.5 % increase in fiscal year 2005 net sales of the Package Inspection Systems Division, compared to fiscal year 2004 net sales, was primarily driven by net sales growth in x-ray systems for fill height and force measurement systems for plastic container leak detection, two relatively new product categories for TapTone.”

“The 18.7% increase in fiscal year 2005 net sales of the Undersea Systems Division compared to fiscal year 2004 net sales was due to a continuation of strong demand for Benthos geophysical hydrophones used in the oil and gas exploration industry, increased demand for Stingray ROV systems, which are often used in port and harbor security operations, and an increase in Benthos acoustic modem sales to both naval and commercial customers.”

“As we progress into fiscal year 2006, the Company again looks forward to another year of sales growth, driven by the products that made fiscal year 2005 a success. Sales momentum will also be helped by improved sales of C3D three dimensional sonar imaging systems, that are now gaining market acceptance, and an increase in demand for TapTone package inspection systems, driven by the recently introduced all-new T1000 product line, that includes a color touch screen control interface and network connectivity. In addition, we expect U.S. Navy funding for acoustic modem technology development to be strong.”

Benthos, Inc., through its Undersea Systems Division, designs, manufactures, sells and services a variety of oceanographic products for underwater tasks; and through its TapTone Package Inspection Systems Division makes systems for testing consumer packages made of glass, metal or plastic. The common stock of the Company is traded on The Nasdaq Capital Market under the symbol “BTHS”. For more information, Benthos can be found on the Internet at www.benthos.com.

Forward Looking Statements

The statements in this news release relating to plans, strategies, economic performance and trends and other statements that are not descriptions of historical facts are “forward-looking statements” within the meaning of the Federal Securities Laws. The Company believes that such statements are reasonable and are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. However, actual results could differ materially from those currently anticipated due to a number of factors that include: the timing of large project orders, competitive factors, shifts in customer demand, government spending, economic cycles, regulatory changes and other factors. More information about these factors is contained in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. The Company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Benthos, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

(unaudited)

Assets	September 30, 2005	September 30, 2004
Current Assets:
Cash and Cash Equivalents	$9,506	$241
Accounts Receivable, Net	3,484	3,565
Inventories	3,843	3,149
Prepaid Expenses and Other Current Assets	162	168
Deferred Tax Asset	1,305	—

Total Current Assets	18,300	7,123
Property, Plant and Equipment, Net	1,354	1,189
Goodwill	576	576
Deferred Tax Asset	595	—
Other Assets, Net	16	253

	$20,841	$9,141

Liabilities and Stockholders’ Investment
Current Liabilities:
Current Portion of Long-Term Debt	$—	$279
Accounts Payable	1,463	1,217
Accrued Expenses	2,184	1,558
Customer Deposits and Deferred Revenue	306	302

Total Current Liabilities	3,953	3,356

Long-Term Debt, Net of Current Portion	—	256

Stockholders’ Investment:
Common stock, $.06 2/3 Par Value – Authorized – 7,500 Shares Issued – 2,106 and 1,665 Shares at September 30, 2005 and 2004, respectively	159	111
Capital in Excess of Par Value	9,684	1,648
Retained Earnings	7,675	4,401
Treasury Stock, at Cost	(630)	(631)

Total Stockholders’ Investment	16,888	5,529

	$20,841	$9,141

Benthos, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended September 30,		Fiscal Year Ended September 30,
	2005	2004	2005	2004
Net Sales	$6,464	$6,086	$24,095	$19,850

Cost of Sales	3,586	3,637	13,517	11,788

Gross Profit	2,878	2,449	10,578	8,062

Selling, General & Administrative Expenses	1,865	1,299	6,589	5,218
Research and Development Expenses	445	463	2,025	1,687
Amortization of Acquired Intangibles	39	60	218	239

Income from Operations	529	627	1,746	918

Interest Income	61	1	81	2
Interest Expense	—	(11)	(22)	(58)

Income before (Benefit) Provision for Income Taxes	590	617	1,805	862
(Benefit) Provision for Income Taxes	(1,736)	176	(1,469)	188

Net Income	$2,326	$441	$3,274	$674

Basic Income Per Share	$1.11	$.32	$1.74	$.49

Diluted Income Per Share	$1.04	$.29	$1.60	$.47

Weighted Average Number of Shares Outstanding	2,103	1,389	1,635	1,384

Weighted Average Number of Shares Outstanding, Assuming Dilution	2,245	1,546	1,814	1,442